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                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported):  April 2, 1998


                              LONG ISLAND BANCORP, INC.
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                  (Exact Name of Registrant as Specified in Charter)


       DELAWARE                    0-23526                  11-3198508
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(State or Other Juris-             (Commission File         (IRS Employer
diction of Incorporation)          Number)                  Identification No.)


201 OLD COUNTRY ROAD, MELVILLE, NEW YORK                          11747-2724
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (516) 547-2000


                                         NONE
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            (Former Name or Former Address, if Changed Since Last Report)


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ITEMS 1 THROUGH 4, 6, 8&9.  NOT APPLICABLE.

ITEM 5.   OTHER EVENTS.


     On April 2, 1998, Long Island Bancorp., Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and between Astoria Financial Corporation ("Astoria Financial") and the Company. The Merger Agreement provides, among other things, that the Company will be merged with and into Astoria Financial, with Astoria Financial being the surviving corporation (the "Merger").

     Pursuant to the Merger Agreement, each share of common stock of the Company issued and outstanding at the Effective Time (as defined in the Merger Agreement) will be converted into the right to receive 1.15 shares of Astoria Financial common stock; provided, however, that no fraction of a share of Astoria Financial common stock will be issued in the Merger.

     Consummation of the Merger is subject to the satisfaction of certain conditions, including approval of the stockholders of both Astoria Financial and the Company and approval of the appropriate regulatory agencies.

     The Company has the right to terminate the Merger Agreement if the market value of Astoria Financial common stock (as defined in the Merger Agreement) falls below $49.76 per share and such decline in value is 17.5% greater than the percentage decline of a group of similar financial institutions, unless Astoria Financial delivers to the Company's stockholders shares of Astoria Financial common stock having a minimum value established pursuant to a formula set forth in the Merger Agreement.

     In connection with the Merger Agreement, Astoria Financial and the Company each granted to the other a stock option pursuant to Stock Option Agreements, dated as of April 2, 1998, pursuant to which each of Astoria Financial and the Company may purchase up to 19.9% of the other's issued and outstanding shares of common stock, upon the terms and conditions stated therein. The Merger Agreement also includes a provision for a $60 million termination fee that is payable to Astoria Financial if the transaction is not completed under certain circumstances. Both the Merger Agreement and the Stock Option Agreement granted to Astoria Financial provide that the total profit to Astoria Financial from the value of the stock options and termination fee may not exceed $60 million plus reasonable out-of-pocket expenses.

     On April 2, 1998, the Company amended its Rights Agreement, dated as of April 22, 1997, by and between the Company and Chase Mellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), with the effect of exempting the events and transactions contemplated by the Merger Agreement from the Rights Agreement.

     This Current Report on Form 8-K may contain certain forward-looking statements regarding Astoria Financial's acquisition of the Company, including cost savings to be realized,


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                                                                               3


earnings accretion, transaction charges and other opportunities following the acquisition which are based on management's current expectations regarding economic, legislative and regulatory issues. The factors which may cause future results to vary materially include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulations; and other economic, competitive, governmental, regulatory and technological factors affecting each company's operations, pricing, products and services.

     Additional information with respect to the transaction is included in the press release issued April 2, 1998 attached hereto as Exhibit 99.1.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)                 Financial statements of business acquired.
                    Not applicable.

(b)                 Pro forma financial information.
                    Not applicable.

(c)  Exhibits.  The following Exhibits are filed as part of this report:

     Exhibit No.                   Description
     -----------                   -----------

        2.1 Agreement and Plan of Merger, dated as of April 2, 1998, by and between Astoria Financial Corporation and Long Island Bancorp., Inc.

        4.1 Stock Option Agreement, dated as of April 2, 1998, by and between Astoria Financial Corporation and Long Island Bancorp, Inc.

        4.2 Stock Option Agreement, dated as of April 2, 1998, by and between Long Island Bancorp, Inc. and Astoria Financial Corporation.

        4.3 Amendment No. 1, dated April 2, 1998, to the Rights Agreement, dated as of April 22, 1997, by and between the Company and Chase Mellon Shareholder Services, L.L.C.

       99.1              Press Release issued on April 3, 1998.


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                                      SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              LONG ISLAND BANCORP, INC.



Date:  April 8, 1998               By:  /s/ Mark Fuster
                                      ----------------------------------
                                      Name:  Mark Fuster
                                      Title: Chief Financial Officer





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                                                                               5


                     EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K


     Exhibit No.                   Description
     -----------                   -----------

        2.1 Agreement and Plan of Merger, dated as of April 2, 1998, by and between Astoria Financial Corporation and Long Island Bancorp., Inc.

        4.1 Stock Option Agreement, dated as of April 2, 1998, by and between Astoria Financial Corporation and Long Island Bancorp, Inc.

        4.2 Stock Option Agreement, dated as of April 2, 1998, by and between Long Island Bancorp, Inc. and Astoria Financial Corporation.

        4.3 Amendment No. 1, dated April 2, 1998, to the Rights Agreement, dated as of April 22, 1997, by and between the Company and Chase Mellon Shareholder Services, L.L.C.

       99.1              Press Release issued on April 3, 1998.